PROACTIVE LETTER OF ENGAGEMENT

Contract between: Proactive and ("the Company")	Adastra Labs Holdings Ltd.

The purpose of this letter is to outline the services that Proactive will provide to the Company commencing on the date stated in the Terms and Conditions section below.

These services shall include comprehensive coverage of officially released news and other developments at the Company, the objective being to enhance the company’s visibility within the global investment community.

Proactive is a leading multimedia news organisation, investor portal and events management company with offices in London, New York, Toronto, Vancouver Sydney and Perth. Proactive operates financial websites in multiple languages providing breaking news and commentary on hundreds of listed companies. It also organizes investor forums in major financial centers.

Proactive and the Company seek to enter into an agreement whereby Proactive shall provide the services in its Digital Media Pack to the Company over a 12-month period.

DIGITAL MEDIA PACK SERVICES

1. Ongoing, unlimited editorial coverage of the Company press releases, analyst commentary, conference calls, and any material supplied by the Company deemed newsworthy by Proactive;

2. Interview-based feature articles and other special content as may be determined from time to time by the Company and Proactive;

3. Build and maintain a profile page on Proactive websites populated with Proactive editorial content, content supplied by the Company and select material in the public domain related to the Company;

4. Executive interviews in audio/video format to be recorded on dates agreed between the Company and Proactive, featured on Proactive websites, Proactive Media, Reuters and distribution partner websites;

5. Articles covering major corporate developments to be featured in the Proactive daily and weekly news summaries, sent to double opt-in subscribers;

6. Promotion of all content through social media.

www.proactiveinvestors.com T: +1 604-688-8158 info@proactiveinvestors.com	Suite 965 1055 West Georgia Street Vancouver, B.C, V6E 3P3	Registered in England Company Registration: 05639690

TERMS AND CONDITIONS

1. The fee for services stated herein is due in full upon signing;

2. If an invoiced amount has not been paid in full within 60 days, Proactive may add interest and a debt recovery surcharge against the unpaid portion outstanding;

3. This agreement will begin on the Commencement date and (except as expressly provided otherwise in this agreement) will continue in force for the Initial Term and thereafter for subsequent periods of 12 months (Renewal Term) unless either party gives the other party written notice of its intention to cancel this agreement not less than 90 days before the end of the Term.

4. The termination notification period for this agreement is 90 days. The Company must notify Proactive of its wish to cancel at least 90 days in advance of the Anniversary, or the contract will renew for a further 12-month Term;

Please sign here to acknowledge auto renewal.

/s/ Andrew M. Hale
Client Signature

5 Proactive acknowledges that from time to time it may, through provision of the services outlined in this document, come into possession of non-public information or other material of a confidential nature. Proactive and all of its employees, and those of its subsidiaries and affiliates, agree to keep such information strictly confidential and to return any materials, confidential or otherwise, as soon as reasonably possible upon request.

Customer Administration Representative:	Giorgia Stadnyk
Agreement Type:	Digital Media Pack
Initial Term:	12 months
Renewal Term:	12 months
Billing Frequency:	Split - 1st payment of $11,251 due by 30th Sept 2021/ 2nd payment of $11,250 due by Feb 15th 2021
Summary of costs related to this order:	C$ 22501.00 +tax
(Above rate is discounted for 1st year only. 2nd year reverts to $25,000pa)
Commencement date:	2020-10-15

www.proactiveinvestors.com T: +1 604-688-8158 info@proactiveinvestors.com	Suite 965 1055 West Georgia Street Vancouver, B.C, V6E 3P3	Registered in England Company Registration: 05639690

If you are in agreement with the above noted terms and conditions, please sign where noted below.

Signature: /s/ Andrew M. Hale
Name and title: Andy Hale CEO
Date: September 17, 2020 | 16:41 PDT

I have authority to bind the corporation.

www.proactiveinvestors.com T: +1 604-688-8158 info@proactiveinvestors.com	Suite 965 1055 West Georgia Street Vancouver, B.C, V6E 3P3	Registered in England Company Registration: 05639690